Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement on Form SB-2 registering 375,000 shares of Class A Common Stock and 50,000 shares of Series A Convertible Preferred Stock.

                                                 ARTHUR ANDERSEN LLP
New York, New York
January 10, 1997